PennantPark Investment Corporation Declares Regular Quarterly Dividend of $0.22 per Share, and Announces Financial Results for Fiscal Year Ended September 30, 2007

NEW YORK, NY -- 12/13/2007 -- PennantPark Investment Corporation (the "Company") (NASDAQ: PNNT) today declares its first fiscal quarter 2008 dividend of $0.22 per share, payable on December 31, 2007 to shareholders of record as of December 24, 2007. The ex-dividend date is December 20, 2007. Dividends are being paid from taxable earnings and from other sources whose specific tax characteristics will be reported to shareholders on Form 1099-DIV after the end of the calendar year.

The Company will make available on its website its Annual Report on Form 10-K, which also serves as its annual report to shareholders. The Company has filed its Annual Report on Form 10-K with the Securities Exchange Commission, and shareholders may find the report on www.pennantpark.com. Shareholders may receive a hard copy of the report free of charge by submitting a written request to the Company.

The Company also announces financial results for its fourth quarter and fiscal year ended September 30, 2007.

HIGHLIGHTS
Fiscal year ended September 30, 2007
(in millions, except per share amounts)

Investment Portfolio:                                           $    291.0
Net assets:                                                     $    270.4
Net asset value per share:                                      $    12.83

Equity capital raised:                                          $    294.1
Credit facility closed:                                         $    300.0
Amount drawn under credit facility:                             $     10.0

Total investment portfolio:
     First lien secured loan portfolio:                         $    158.9

     Second lien secured debt, subordinated debt
      and equity investments:                                   $    132.1

     Weighted average yield on total debt
      portfolio:                                                      10.1%

     Weighted average yield on first lien secured
      loan portfolio:                                                  7.5%

     Weighted average yield on second lien
      secured and subordinated portfolio:                             13.0%

Operating Results:
                                                  Fiscal Year     Quarter
                                                     Ended         Ended
                                                   September     September
                                                    30, 2007      30, 2007
                                                  -----------   ----------
Net investment income:                            $       7.3   $      4.3
Net investment income per share:                  $      0.35   $     0.21
Dividends to stockholders per share: *            $      0.36   $     0.22

*Dividends are higher than Net Investment Income primarily due to the company's election to be treated as a RIC as of May 1, 2007.

CONFERENCE CALL AT 10:00 A.M. ET ON DECEMBER 14, 2007

PennantPark Investment Corporation, (the "Company") will host a conference call at 10:00 a.m. (Eastern Time) on Friday, December 14, 2007 to discuss its fourth quarter and fiscal year 2007 results. All interested parties are welcome to participate. You can access the conference call by dialing (866) 542-4238 approximately 5-10 minutes prior to the call. International callers should dial (416) 641-6125. All callers should reference "PennantPark Investment Corporation." An archived replay of the call will be available through December 28, 2007 by calling (800) 408-3053. International callers please dial (416) 695-5800. For all replays, please reference pin #3243029.

PORTFOLIO AND INVESTMENT ACTIVITY

We completed our first fiscal year on September 30, 2007 with our portfolio invested $57.3 million in subordinated debt, $67.8 million in second lien secured debt, $7.0 million in equity investments and $158.9 million in first lien secured loans. Our portfolio consisted of 38 companies and was invested 20% in subordinated debt, 23% in second lien secured debt, 2% in equity investments and 55% in first lien secured loans. The portfolio had unrealized depreciation of $23.9 million due to recent erosion in the market prices of leveraged finance instruments. On September 30, 2007, our core assets totaled $132.1 million and consisted of investments in eight different companies with an average investment size of $16.5 million per company and a weighted average yield on the core debt portfolio of 13.0%. Our first lien secured loan portfolio consisted of 30 different companies with an average investment size of $5.3 million, and a weighted average yield of 7.5%.

"We are well positioned to capture the opportunity in the marketplace today through the combination of our sourcing network, long-term capital resources and our disciplined, value orientation," said Arthur Penn, Chairman and Chief Executive Officer. "Accordingly, we have the opportunity to selectively deploy capital on increasingly attractive terms and provide strong dividends to our shareholders."

RESULTS OF OPERATIONS

Results comparisons are for the quarter and fiscal year ended September 30, 2007.

Investment Income

For the quarter and fiscal year ended September 30, 2007, gross investment income totaled $6.9 million and $13.1 million, respectively.

Expenses

For the quarter and fiscal year ended September 30, 2007 expenses totaled $2.6 million and $5.8 million, respectively, of which approximately $1.1 million and $1.9 million, respectively, was for base management fees, and $0.2 million and $1.8 million, respectively, was for interest and other credit facility related expenses. Expense exclusive of base management fees, interest and other credit facility and non-recurring expenses for the quarter and fiscal year ended September 30, 2007 was $1.2 million and $1.7 million, respectively.

Net Investment Income

For the quarter and fiscal year ended September 30, 2007, the Company's net investment income totaled $4.3 million and $7.3 million, respectively.

Net Realized Losses

For the quarter and fiscal year ended September 30, 2007, the Company had investment sales and paydowns totaling $7.0 million and $99.6 million, respectively, and net realized losses of approximately $66,000 and $82,000, respectively.

Net Unrealized Depreciation on Investments and Cash Equivalents

For the quarter and fiscal year ended September 30, 2007, net unrealized depreciation on the Company's investments increased $18.8 million and $23.9 million, respectively. The increase in net unrealized depreciation was primarily due to recent erosion in the market prices of leveraged finance instruments.

Net Decrease in Net Assets from Operations

For the quarter and fiscal year ended September 30, 2007, the Company had a decrease in net assets resulting from operations of $14.5 million and $16.7 million, respectively, or $0.70 and $0.80 per share, respectively.

LIQUIDITY AND CAPITAL RESOURCES

The Company's liquidity and capital resources are generated primarily through its senior secured, multi-currency, five-year, revolving credit facility maturing in June 2012 as well as from cash flows from operations. During the fiscal year ended September 30, 2007, we issued common stock in an initial public offering, completed a private placement of common stock and exercised the underwriters' over-allotment option, resulting in an aggregate of $294.1 million in net proceeds. During the fiscal year, we also entered into a $300.0 million credit facility at LIBOR plus 100 basis points. At September 30, 2007, we had drawn $10.0 million under the credit facility.

DIVIDENDS

Dividends paid to stockholders for the quarter and fiscal year ended September 30, 2007 totaled $4.6 million and $7.6 million, respectively, or $0.22 and $0.36 per share, respectively.

                    PENNANTPARK INVESTMENT CORPORATION
             CONSOLIDATED STATEMENT OF ASSETS AND LIABILITIES

                                                             September 30,
                                                                 2007
Assets
Investments, at fair value (cost-$314,881,870)(1)            $ 291,016,608
Cash equivalents (cost-$258,016,351)                           257,959,635
Interest receivable                                              4,517,850
Prepaid expenses and other assets                                1,513,583
                                                             -------------
Total assets                                                 $ 555,007,676
                                                             -------------

Liabilities
Payable for cash equivalents purchased                         252,759,931
Payable for investments purchased                               16,583,921
Unfunded investments                                             3,989,948
Credit facility payable                                         10,000,000
Interest payable                                                   170,989
Accrued other expenses                                           1,109,793
                                                             -------------
Total liabilities                                            $ 284,614,582
                                                             -------------

Net Assets
Common stock, par value $.001 per share, 100,000,000 shares
 authorized and 21,068,772 shares issued and outstanding            21,069
Paid-in capital in excess of par                               294,586,604
Distribution in excess of net investment income                   (196,769)
Accumulated net realized loss                                      (95,832)
Net unrealized depreciation on investments and cash
 equivalents                                                   (23,921,978)
                                                             -------------

Total net assets                                               270,393,094
                                                             -------------
Total liabilities and net assets                             $ 555,007,676
                                                             -------------
                   Net asset value per share                 $       12.83
                                                             =============

(1) None of our portfolio companies is controlled by, or affiliated with,
  PennantPark Investment Corporation as defined by the Investment Company
  Act of 1940, as amended.

                    PENNANTPARK INVESTMENT CORPORATION
                   CONSOLIDATED STATEMENT OF OPERATIONS

                                                            Period from
                                                          January 11, 2007
                                                            (inception)
                                                              through
                                                            September 30,
                                                                2007
                                                          ----------------

Investment Income:
    Interest                                              $     13,107,341
                                                          ----------------
      Total Investment income                                   13,107,341
                                                          ----------------

Expenses:
    Management fees                                              2,565,085
    Interest and other credit facility expenses                  1,835,816
    Administrative services expenses                               778,587
    Professional fees                                              420,186
    Directors' fees                                                211,128
    Organizational expenses                                        207,126
    Insurance                                                      162,387
    Other general and administrative expenses                      157,923
                                                          ----------------
       Expenses before management fee waiver and income
        tax                                                      6,338,238
                                                          ----------------
    Management Fee waiver                                         (641,273)
    Income tax expense                                             105,880
                                                          ----------------

    Net Expenses                                                 5,802,845
                                                          ----------------

    Net investment income                                        7,304,496
                                                          ----------------

Realized and unrealized loss on investments and cash
 equivalents:
    Net realized loss on investments and cash equivalents          (81,769)
    Change in net unrealized depreciation on investments
     and cash equivalents                                      (23,921,978)
                                                          ----------------
    Net realized and unrealized loss from
     investments and cash equivalents                          (24,003,747)
                                                          ----------------
Net decrease in net assets resulting from operations      $    (16,699,251)
                                                          ================
Earnings per common share                                 $          (0.80)
                                                          ----------------

ABOUT PENNANTPARK INVESTMENT CORPORATION

PennantPark Investment Corporation is a business development company which invests primarily in U.S. middle-market private companies in the form of mezzanine debt, senior secured loans and equity investments. From time to time, the Company may also invest in the securities of public companies whose securities are thinly traded. PennantPark Investment Corporation is managed by PennantPark Investment Advisers, LLC.

FORWARD-LOOKING STATEMENTS

This press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts included in this press release are forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

We may use words such as "anticipates," "believes," "expects," "intends," "will," "should," "may" and similar expressions to identify forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations. Undue reliance should not be placed on such forward-looking statements as such statements speak only as of the date on which they are made. We do not undertake to update our forward-looking statements unless required by law.

Contact:
Aviv Efrat
PennantPark Investment Corporation
(212) 905-1000
Or visit us on the web at:  www.pennantpark.com